UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

GREAT ELM CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01211	81-2621577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 375-3006

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	GECC	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market
8.75% Notes due 2028	GECCZ	Nasdaq Global Market
8.50% Notes due 2029	GECCI	Nasdaq Global Market
8.125% Notes due 2029	GECCH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 6, 2025, Great Elm Capital Corp. (the “Company”) and Great Elm Capital Management, LLC (the “Adviser”) entered into an Equity Distribution Agreement (the “Agreement”) with Lucid Capital Markets, LLC (the “Agent”), under which the Company may issue and sell through the agent, from time to time, shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Offering”), pursuant to an effective shelf registration statement on Form N-2 (Registration No. 333-283503), as amended, originally filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2024. The Company filed a prospectus supplement with the SEC on May 6, 2025 in connection with the Offering.

Sales of the Common Stock, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Subject to the terms of the Agreement, the Agent is not required to sell any specific amount, but will act as the Company’s agent using commercially reasonable efforts consistent with its normal trading and sales practices. The Company will pay the Agent a commission rate of up to 2.0% of the gross sales price of any share of common stock sold under the Agreement. The sales price per share of the Common Stock sold in the Offering, less the Agent’s commission, will not be less than the net asset value (“NAV”) per share of the Common Stock at the time of such sale. The Adviser or an affiliate of the Adviser may, from time to time and in their sole discretion, contribute proceeds necessary to ensure that no sales are made at a price below the then-current NAV per share.

The Agreement contains customary representations, warranties and agreements by the Company and the Adviser, indemnification rights and obligations of the Company, the Adviser and the Agent, other obligations of the parties and termination provisions. The representations, warranties and agreements contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties to such agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, which is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, nor shall there be any sale of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A copy of the opinion of Venable LLP regarding the validity of the shares of the Common Stock that may be issued and sold in the Offering is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of May 6, 2025, by and among Great Elm Capital Corp., Great Elm Capital Management, LLC and Lucid Capital Markets, LLC

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2025	GREAT ELM CAPITAL CORP.

	By:	/s/ Keri A. Davis
Name: Keri A. Davis
Title: Chief Financial Officer